EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                              QUOTEMEDIA.COM, INC.
                            (AS OF DECEMBER 31, 2002)

     NAME OF SUBSIDIARY                             PLACE OF INCORPORATION
     ------------------                             ----------------------
Quotemedia.com Technologies Ltd.                   British Columbia, Canada

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